EXHIBIT 23.2


                          INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-91861 of First Entertainment Holding Corp. of our report dated March 17, 1999, except for Note C as to which the date is June 11, 1999, relating to the financial statements of First Entertainment Holding Corp. appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                      /s/ GORDON, HUGHES & BANKS, LLP
                                          GORDON, HUGHES & BANKS, LLP


Denver, Colorado
February 11, 2000